UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  November 14, 2014

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.05   Amendment to Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On November 14, 2014, the Human Resources and Compensation Committee and Board of Directors of Bank of Hawaii Corporation (the “Company”) adopted a formal Clawback Policy and approved amendment of the Company’s Code of Business Conduct and Ethics to include the Clawback policy, which provides: “To the extent permitted by law, if the Human Resources and Compensation Committee (the “Committee”) determines that any bonus, incentive payment, equity award or other compensation has been awarded or received by an executive officer and that such compensation was based on any financial results or operating metrics that were satisfied as a result of such officer’s knowing or intentional fraudulent or illegal conduct, then the Committee shall recover from the officer such compensation (in whole or in part) as it deems appropriate under the circumstances.  In determining whether to recover such payment, the Committee shall take into account such considerations as it deems appropriate, including whether the assertion of a claim may violate applicable law or prejudice the interests of the Bank in any related proceeding or investigation.  The Committee shall have sole discretion in determining whether an officer’s conduct has or has not met any particular standard of conduct under law or Bank policy.  Further, following a restatement of the Bank’s financial statements, on the recommendation of the Audit and Risk Committee, the Human Resources and Compensation Committee shall cause the Bank to recover any compensation that is required to be recovered by Section 304 of the Sarbanes-Oxley Act of 2002.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2014	BANK OF HAWAII CORPORATION

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary